EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of September            , 2023 by and among iCoreConnect, Inc. (the “Company”) and                                                (“Buyer”).

WHEREAS, the Company has agreed to sell                                shares of its Series A convertible preferred stock (the “Series A Preferred Stock”), and Buyer has agreed to purchase the Series A Preferred Stock from Seller;

NOW, THEREFORE, for the above reasons, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SERIES A PREFERRED STOCK.

1A. Purchase and Sale of Series A Preferred Stock. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from the Company, and the Company agrees to sell to Buyer,                                     shares of Series A Preferred Stock, at a price equal to $10.00 per share for a total purchase price of $                              (the “Purchase Price”). The Purchase Price shall be payable to the Company.

1B. Purchase Closing; Deliveries. Upon execution of this Agreement, the Buyer shall pay the Purchase Price for the Series A Preferred Stock to the Company, and the Company shall instruct its transfer agent to issue the Series A Preferred Stock to the Buyer in book-entry.

2. REPRESENTATIONS AND WARRANTIES.

2A. Representations of the Company. The Company represents and warrants to Buyer as of the date hereof as follows:

(I) The Company has the full right, power and authority to enter into this Agreement and to issue the Series A Preferred Stock, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and general principles of equity. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized and no other proceedings or consents on the part of the Company or any other person are necessary to authorize the execution, delivery or performance of this Agreement by the Company;

(ii) Upon receipt of the Purchase Price and issuance of the Series A Preferred Stock . the Series A Preferred Stock will be duly authorized, validly issued, and non-assessable.

2B. Representations of Buyer. Buyer represents and warrants to the Company as of the date hereof as follows:

(I) Buyer has the full right, power and authority to enter into this Agreement and to purchase the Series A Preferred Stock from the Company hereunder, and this Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and general principles of equity. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized and no other proceedings or consent on the part of Buyer or any other person are necessary to authorize the execution, delivery or performance of this Agreement by Buyer.

1

(ii) Buyer is an “accredited investor” as defined in Section 2(15) of the Securities Act of 1933, as amended (“Securities Act”) and in Rule 501 promulgated thereunder. Buyer is acquiring the Series A Preferred Stock for Buyer’s own account for investment purposes only and not with a view to the resale or distribution of such shares within the meaning of the Securities Act. Buyer acknowledges that it can bear the entire economic risk of the investment in the Series A Preferred Stock for an indefinite period of time because, among other reasons, the Series A Preferred Stock has not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. Buyer authorizes the Company to place a restrictive legend on the Series A Preferred Stock. Buyer is knowledgeable about and experienced in investments in the equity securities of NASDAQ traded companies, including early-stage companies. Buyer is not acting as an underwriter or a conduit for sale to the public or to others of unregistered securities, directly or indirectly, on behalf of the Company or any person with respect to such securities.

(iii) Buyer acknowledges that it has had the opportunity to review this Agreement and all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Series A Preferred Stock and the merits and risks of investing in the Series A Preferred Stock; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Buyer acknowledges and agrees that neither the Company nor any affiliate of the Company has provided such Buyer with any information or advice with respect to the Series A Preferred Stock nor is such information or advice desired. Neither the Company nor any affiliate of the Company has made or makes any representation as to the Company or the quality of the Series A Preferred Stock. In connection with the issuance of the Series A Preferred Stock to Buyer, neither the Company nor any of its affiliates has acted as a financial advisor or fiduciary to Buyer.

3. MISCELLANEOUS.

3A. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3B. Entire Agreement. This Agreement, including the Recitals hereto which are hereby incorporated by reference herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

3C. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Florida (excluding any conflict of laws rules which would otherwise cause this agreement to be construed or enforced in accordance with, or the rights of the parties to be governed by, the laws of any other jurisdiction). Any action arising out of this Agreement shall be brought exclusively in a court of competent jurisdiction in Orange County, Florida, and the parties hereby irrevocably waive any objections they may have to venue in Orange County, Florida.

3D. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

iCoreConnect, Inc.

, the Buyer

3